AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 2002
                                                      REGISTRATION NO. 333-50782
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  --------------
                               Amendment No. 4 to

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  --------------
                    CORPORATE DEVELOPMENT AND INNOVATION INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

       WASHINGTON                         5499                  91-2060082
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      INDUSTRIAL CODE)      IDENTIFICATION NUMBER)

                                4911 Cabot Drive,
                   Richmond, British Columbia  Canada  V7C 4J5
                                 (604) 271-0755
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                  --------------

            AGENT FOR SERVICE:                              WITH A COPY TO:
           EDWIN LAO, PRESIDENT                          JAMES L. VANDEBERG
 CORPORATE DEVELOPMENT AND INNOVATION INC.           OGDEN MURPHY WALLACE, PLLC
             4911 Cabot Drive,                    1601 FIFTH AVENUE, SUITE 2100
Richmond, British Columbia  Canada  V7C 4J5         SEATTLE, WASHINGTON 98101
             (604) 271-0755                               (206) 447-7000
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                               CALCULATION OF REGISTRATION FEE
============================================================================================
                                             PROPOSED         PROPOSED
                               AMOUNT        MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF         TO BE     OFFERING PRICE      AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED     PER UNIT      OFFERING PRICE   REGISTRATION FEE
---------------------------  ----------  ---------------  ---------------  -----------------
Class A Common Stock . . .    7,000,000  $           .01  $     70,000.00  $        18.48(1)
============================================================================================

(1) Previously Paid

                    SUBJECT TO COMPLETION-[April 8, 2002]

PROSPECTUS

                                       , 2002


                    CORPORATE DEVELOPMENT AND INNOVATION INC.

                                4911 Cabot Drive,
                   Richmond, British Columbia  Canada  V7C 4J5
                                 (604) 271-0755



                        7,000,000 SHARES OF COMMON STOCK



     This is the initial public offering of common stock of Corporate Development and Innovation Inc., and no public market currently exists for shares of Corporate Development and Innovation's common stock. The initial public offering price is $0.01 per share of common stock which was arbitrarily determined. The offering is on a best efforts-no minimum basis. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account. The latest date on which this offering will close will be 30 days after the date of this prospectus.


                                                       PER SHARE     TOTAL
                                                      -----------  ----------

        OFFERING PRICE                                $      .01   $  70,000
        LESS ESTIMATED UNPAID OFFERING EXPENSES       $   (.0008)  $  (5,465)
                                                      -----------  ----------
        NET PROCEEDS TO CORPORATE DEVELOPMENT         $    .0092   $  64,535


                               ----------------

                 This investment involves a high degree of risk.
                     See "Risk Factors" beginning on Page 2.


     Neither the Securities and Exchange Commission nor any state securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     We will amend and complete the information in this prospectus. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell These securities and it is not soliciting an offer to buy these securities in Any state where the offer or sale is not permitted.

                              TABLE  OF  CONTENTS
                                                                         PAGE
                                                                         ----
                              PART I-PROSPECTUS
Prospectus summary  . . . . . . . . . . . . . . . . . . . . . . . . . .     1

Risk factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Use of proceeds  .. . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Determination of offering price . . . . . . . . . . . . . . . . . . . .     4

Plan of distribution  . . . . . . . . . . . . . . . . . . . . . . . . .     5

Legal proceedings  .. . . . . . . . . . . . . . . . . . . . . . . . . .     5

Directors, executive officers, promoters and control persons  . . . . .     5

Security ownership of certain beneficial owners and management  . . . .     5

Description of securities  . . . . . . . . . . . . . . . . . . . . . . .    6

Interest of named experts and counsel . . . . . . . . . . . . . . . . .     6

Disclosure of commission position on indemnification for securities act
 liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

Description of business . . . . . . . . . . . . . . . . . . . . . . . .     7

Management's discussion and analysis or plan of operation  .. . . . . .    13

Description of property . . . . . . . . . . . . . . . . . . . . . . . .    14

Certain relationships and related transactions  . . . . . . . . . . . .    15

Market for common equity and related stockholder matters  . . . . . . .    15

Executive compensation  . . . . . . . . . . . . . . . . . . . . . . . .    15

Financial statements  . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

Changes in and disagreements with accountants on accounting and
 financial disclosure . . . . . . . . . . . . . . . . . . . . . . . . .   F-7

                               PROSPECTUS SUMMARY

CORPORATE  DEVELOPMENT  AND  INNOVATION  INC.

     Corporate Development and Innovation Inc. is a corporation formed under the laws of the State of Washington, whose principal executive offices are located in Delta, British Columbia, Canada.

     The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients in Illinois less the counties of Jo Davies, Stevenson, Winnebago, Rock Island, Henry, Will, Kankakee, Iroquois and Vermillion.


NAME,  ADDRESS,  AND  TELEPHONE  NUMBER  OF  REGISTRANT

     Corporate  Development  and  Innovation
     11229  Lyon  Road
     Delta, British Columbia Canada V4E 1J8
     (604)594-4459


THE  OFFERING
  Price per share Offered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $0.01
  Common Stock Offered by Corporate Development and Innovation . . . . . . . . .  7,000,000 shares
  Common Stock Outstanding Prior to Offering . . . . . . . . . . . . . . . . . .  7,500,000 shares
  Common Stock Outstanding After Offering Assuming 50% of the Offering is Sold . 11,000,000 shares
  Common Stock Outstanding After Offering Assuming 100% of the Offering is Sold  14,500,000 shares

------------


     Corporate Development and Innovation expects to use the net proceeds for organizational purposes, to conduct a market survey to determine its marketing approach and target audience for selling Vitamineralherb.com products, to pay the annual website maintenance fee to its licensor, and to hire commissioned sales staff.

                                  Risk factors

Corporate Development and Innovation has incurred losses since its inception August 17, 2000, expects losses to continue for the foreseeable future, and could fail before implementing its business plan.

     Corporate Development and Innovation is in the extreme early stages of development and could fail before implementing its business plan. It is a "start up" venture that will incur net losses for the foreseeable future. In its Independent Auditor's Report, Corporate Development & Innovation's accountants state that Corporate Development & Innovation's failure to generate revenues and conduct operations since its inception raise substantial doubt about its ability to continue as a going concern. Corporate Development and Innovation has only recently acquired its principal asset. Corporate Development and Innovation will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future.


Corporate Development and Innovation is solely dependent upon amounts to be raised in this offering, the proceeds of which are insufficient to achieve revenues. Corporate Development and Innovation will have to obtain additional financing which may not be available.


     Corporate Development and Innovation has limited funding. It is solely dependent on the proceeds to be raised in this offering, and the results of the offering are uncertain. If all of the shares being offered are sold, the net proceeds to Corporate Development and Innovation will be approximately $64,535 after deducting estimated offering expenses of $5,465 that have not yet been paid. This amount will only enable Corporate Development and Innovation to conduct surveys to determine its target market, to pay the annual website maintenance fee to its licensor, to hire commissioned sales staff, and begin to establish an office. It will need additional funds to complete its development phase and achieve a sustainable sales level where ongoing operations can be funded out of revenues. These expenses will exceed the funds raised by this offering, and Corporate Development and Innovation will have to obtain additional financing through an offering or capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Corporate Development and Innovation or at all.


Changes or interruptions to Corporate Development and Innovation's arrangements with its suppliers, Gaia Garden Herbal Dispensary and Alta Natural Herbs & Supplements Ltd., may limit access to its manufacturing source and destroy its business plan.

     If Corporate Development and Innovation's licensor, Vitamineralherb.com, defaults under its agreement with its suppliers, Gaia Garden Herbal Dispensary and Alta Natural Herbs & Supplements Ltd., by failing to pay amounts when due, or by violating the prohibitions against assignment of the contract or confidentiality, or should one or both of these companies cease to do business, Corporate Development and Innovation could lose access to its manufacturing source, and Corporate Development and Innovation's distribution rights would become meaningless. Similarly, any dispute between these suppliers and Vitamineralherb.com could prevent Corporate Development and Innovation from selling or delivering product to its customers. Any termination or impairment of Corporate Development and Innovation's license rights and access to products could prevent Corporate Development and Innovation from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

If Corporate Development and Innovation is unable to succeed with its business plan and enters into a new line of business or business combination, the SEC could subject Corporate Development and Innovation to an enforcement inquiry, which would cripple Corporate Development and Innovation and render shareholders' investments worthless

     During the registration process, the SEC advised Corporate Development and Innovation that it believed Corporate Development and Innovation is a blank check company because its proposed plan of business was commensurate in scope with the uncertainty ordinarily associated with a "blank check" company. Corporate Development and Innovation clarified its business plan in response to the SEC's comment. The SEC also indicated to Corporate Development and Innovation's counsel that it will seek enforcement action against companies that sell stock in registered offerings without intending to implement their business plans. If Corporate Development and Innovation is unable to raise sufficient capital to support the vitamin distribution business, its board of directors may decide that it is in the best interests of the shareholders of Corporate Development and Innovation to enter into a new line of business or a business combination. In such case, the SEC may conclude that Corporate Development and Innovation never intended to market vitamins, minerals, supplements, and other health and fitness products, and initiate an enforcement inquiry, which would effectively put Corporate Development and Innovation out of business due to its thin capitalization. Investors would likely lose their entire investments.


Investors may face significant restrictions on the resale of Corporate Development and Innovation stock due to federal penny stock regulations

     The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Corporate Development and Innovation's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Corporate Development and Innovation and its securities. The rules may further affect the ability of owners of Corporate Development and Innovation's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Corporate Development and Innovation will need additional financing which may not be available, or which may dilute the ownership interests of investors

     Corporate Development and Innovation's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Corporate Development and
Innovation has not investigated the availability, source or terms that might govern the acquisition of additional financing. If Corporate Development and Innovation fails to raise additional funds, it will be unable to implement its business plan and the company will likely fail. Corporate Development and Innovation may raise additional funds through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock will dilute existing stockholders. Corporate Development and Innovation may issue securities with rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Corporate Development and Innovation.

Purchasers must rely on Mr. Lao's abilities for all decisions as he will control the majority of the stock after the offering. Corporate Development and Innovation has no employment agreement with Mr. Lao and he spends only part-time on its business. His leaving may adversely effect Corporate Development and Innovation's ability to operate

     Mr. Lao is serving as Corporate Development and Innovation's sole officer and director. Corporate Development and Innovation will be heavily dependent upon Mr. Lao's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Corporate Development and Innovation does not have an employment agreement with Mr. Lao and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has Corporate Development and Innovation obtained a key man life insurance policy on Mr. Lao. Corporate Development and Innovation could lose the services of Mr. Lao, or Mr. Lao could decide to join a competitor or otherwise compete directly or indirectly with Corporate Development and Innovation, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Lao would be difficult to replace.

                Special note regarding forward-looking statements

     Some  of  the  statements  under  "Prospectus  Summary",   "Risk  Factors",
"Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause Corporate Development and Innovation's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although Corporate Development and Innovation believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements.


                                 Use of proceeds



     The net proceeds to Corporate Development and Innovation from the sale of the 7,000,000 shares of common stock offered by Corporate Development and Innovation hereby at an assumed initial public offering price of $.01 per share are estimated to be $64,535 after deducting estimated unpaid offering expenses of $5,465. Corporate Development and Innovation expects to use the net proceeds listed in order of priority as follows:

====================================================================================================================
Purpose                                 Assuming Sale of 10% of   Assuming Sale of 50% of    Assuming Sale of 100%
-------                                 ------------------------  ------------------------  ------------------------
                                          Stock Being Offered       Stock Being Offered      of Stock Being Offered
                                          -------------------       -------------------      ----------------------
--------------------------------------------------------------------------------------------------------------------
Organizational Purposes                 $                1,000    $                 1,000   $                 1,000
Market Research                         $                  535    $                13,500   $                13,500
Website Maintenance Fee                 $                    0    $                   500   $                   500
Hiring Salesperson(s)                   $                    0    $                14,535   $                20,000
Establish Office                        $                    0    $                     0   $                29,535
Advertising Campaign                    $                    0    $                     0   $                     0

     Corporate Development and Innovation may use a portion of the proceeds for these purposes. Corporate Development and Innovation is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

     Corporate Development and Innovation has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.
Accordingly, Corporate Development and Innovation's management will have significant flexibility in applying the net proceeds of the offering. Should the proceeds from the offering be inadequate to cover our offering expenses of $5,465, we will likely be forced to liquidate the company.



                         Determination of offering price

     Corporate Development and Innovation is offering 7,000,000 share of common stock at $.01 per share, which is the same price paid by Mr. Lao for his shares. Corporate Development and Innovation arbitrarily determined the price of the shares in this Offering. The offering price is not an indication of and is not based upon the actual value of Corporate Development and Innovation. It bears no relationship to the book value, assets or earnings of Corporate Development and Innovation or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                              Plan of distribution

     Corporate Development and Innovation will offer and sell its common stock through its sole officer and director, Edwin Lao, pursuant to and in compliance with Rule 3a4-1 of the Exchange Act. Rule 3a4-1 provides a safe harbor from the broker dealer registration requirements for officers and directors of an issuer who participate in the sale of the issuer's securities. Mr. Lao will qualify for the exemption because he will not be compensated based upon sales of stock; he primarily performs substantial duties for Corporate Development and Innovation other than in connection with the offering; he is not nor has been a broker or dealer, or an associated person of a broker or dealer in the last 12 months; he has not and will not participate in selling an offering of securities for any other issuer within the 12 months before and after this offering; and he is not otherwise disqualified. Mr. Lao will offer stock by delivering prospectuses to business assosiates with whom he has a pre-existing relationship. All sales will be made in compliance with the securities laws of local jurisdictions.

                                Legal proceedings

     Corporate Development and Innovation is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Corporate Development and Innovation or its property contemplated by any governmental authority.


          Directors, executive officers, promoters and control persons

     The following table sets forth the name, age and position of each director and executive officer of Corporate Development and Innovation:

          NAME          AGE               POSITION
          ----          ---               --------
          Edwin Lao     52     President, Secretary, Treasurer, Director

     In August, 2000, Mr. Lao was elected as the sole officer and director of Corporate Development and Innovation, of which he is the sole stockholder. Mr. Lao plans to devote approximately 30 hours a week to the business. He will serve until the first annual meeting of Corporate Development and Innovation's shareholders and his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

     From 1992 through 1998, Mr. Lao was the owner and operator of Service King Construction Ltd., a private construction company in the Lower Mainland of Vancouver, British Columbia, Canada. Service King Construction provides water and fire restoration, building maintenance, flooring installation, and general building construction services. Since 1996, Mr. Lao has provided market development and sales services for real estate projects to the Middlehaven Group of Companies, a private real estate corporation in British Columbia. From 1998-2000, Mr. Lao was also the owner and developer of a nine story luxury building in Melbourne, Australia, which has now been sold. Since 1999, Mr. Lao has served as a director of Corporate Development & Innovation Pty. Ltd., a private Australian corporation which specializes in the acquisition and deployment of leading edge technologies in the telephony wireless industry.

         Security ownership of certain beneficial owners and management

     The following table sets forth, as of October 31, 2000, Corporate Development and Innovation's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Corporate Development and Innovation to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                    SHARES    PERCENTAGE OF
 NAME                                                OWNED     SHARES OWNED
-------------------------------------------------  ---------  --------------
  Edwin Lao  .. . . . . . . . . . . . . . . . . .  7,500,000            100%
    President, Secretary, Treasurer, and Director
      11229 Lyon Road
      Delta, BC Canada V4E 1J8
  All Executive Officers and Directors as a Group
   (1 Individual)  .. . . . . . . . . . . . . . .  7,500,000            100%

                            Description of securities

     The following description of Corporate Development and Innovation's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Corporate Development and Innovation's articles of incorporation and bylaws, and by the applicable provisions of Washington law.

     The authorized capital stock of Corporate Development and Innovation consists of 120,000,000 shares: 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Corporate Development and Innovation's common stock.

     The holders of shares of common stock of Corporate Development and Innovation do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Corporate Development and Innovation's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Corporate Development and Innovation, holders are entitled to receive, ratably, the net assets of Corporate Development and Innovation available to shareholders after payment of all creditors.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Corporate Development and Innovation's common stock are issued, the relative interests of existing shareholders may be diluted.


                      Interest of named experts and counsel

     Neither Manning Elliott nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of Corporate Development and Innovation's common stock.


                      Disclosure of commission position on
                 indemnification for securities act liabilities

     Corporate Development and Innovation's articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. Corporate Development and Innovation's bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Corporate Development and Innovation or is or was serving at the request of Corporate Development and Innovation as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Corporate Development and Innovation pursuant to the forgoing provisions or otherwise, Corporate Development and Innovation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                             Description of business

General


     Corporate Development and Innovation was incorporated under the laws of the State of Washington on August 17, 2000, and is in its early developmental and promotional stages. To date, Corporate Development and Innovation's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Corporate Development and Innovation has not commenced commercial operations and has received no revenues. Corporate Development and Innovation has no full time employees and owns no real estate.


Acquisition  of  the  license

     On August 17, 2000, Corporate Development and Innovation's sole shareholder, Edwin Lao, in return for 3,500,000 shares of Corporate Development and Innovation's common stock, transferred to Corporate Development and Innovation his rights under that certain License Agreement with Vitamineralherb.com. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in Illinois less the counties of Jo Davies, Stevenson, Winnebago, Rock Island, Henry, Will, Kankakee, Iroquois and Vermillion via the Internet. Mr. Lao acquired the license from Vitamineralherb.com for $35,000.


The  license

     Corporate Development and Innovation has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. Corporate
Development and Innovation's territory is Illinois less the counties of Jo Davies, Stevenson, Winnebago, Rock Island, Henry, Will, Kankakee, Iroquois and Vermillion. The license will be automatically renewed unless Corporate Development and Innovation or Vitamineralherb.com gives the other notice of its intent not to renew.

     Vitamineralherb.com has agreed to provide certain business administrative services to Corporate Development and Innovation, including product development, store inventory, website creation and maintenance, establishment of banking liaisons, and development and maintenance of an order fulfillment system, thereby enabling Corporate Development and Innovation to focus strictly on marketing and sales. Some services, such as development of the website and the order fulfillment system, will be provided by Vitamineralherb.com, while others, such as product development and store inventory, will be provided by the product supplier. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up which Vitamineralherb.com and Corporate Development and Innovation share equally.

     Corporate Development and Innovation and its customers will also be able to request quotes for and order custom-formulated and custom-labeled products via the Vitamineralherb.com website. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

     When a fitness or health professional becomes a client, Corporate Development and Innovation's salesperson will show the client how to access the Vitamineralherb.com website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website. It is anticipated that the customer will pay for the purchase with a credit card, electronic check ("e-check"), or debit card. All products will be shipped by the manufacturer directly to the professional or its clients.

     The website is maintained by Vitamineralherb.com, and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vitamineralherb.com's Internet clearing bank. The Vitamineralherb.com webmaster downloads e-mail orders several times a day, checks with clearing bank for payment and then submits the product order and electronic payment to Ives Formulation Co. Vitamineralherb.com then forwards the money due Corporate Development and Innovation via electronic funds transfer. Vitamineralherb.com's software tracks all sales through the customer's identification number, and at month end, e-mails to Corporate Development and Innovation and customer a detailed report including sales commissions. Vitamineralherb.com has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the Vitamineralherb.com website to customers located in Illinois less the counties of Jo Davies,
Stevenson,   Winnebago,  Rock  Island,  Henry,  Will,  Kankakee,   Iroquois  and
Vermillion  will   automatically  be  assigned  to  Corporate   Development  and
Innovation.

Background  on  the  manufacturers and  distributor

     Vitamineralherb.com has two suppliers: Alta Natural Herbs & Supplements Ltd., and Gaia Garden Herbal Dispensary. Vitamineralherb.com entered into a Manufacturing Agreement, dated July 18, 2001 with Alta Natural, a company incorporated on August 18, 1993 in British Columbia, Canada and listed on the Canadian Stock Exchange (trading symbol "AHS"). The Alta Natural product line includes over 100 herbal, organic products, and food supplements.

     Vitamineralherb.com also has an agreement dated July 5, 2001 with Gaia Garden, a company which manufactures and distributes a full line of herbs, oils and ointments, teas, and vitamins, minerals and herbal supplements. Gaia Garden is located in Vancouver, British Columbia, Canada.

     Both suppliers are able to manufacture custom blended products for customers, and to supply privately labeled products for Corporate Development and Innovation's customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.


Implementation of business plan: milestones

     The specific steps in Corporate Development and Innovation's business plan are to conduct a survey to determine its core target market from amongst the potential clients under its Vitamineralherb.com license, hire commissioned sales staff, establish an office, advertise, and begin making sales. Corporate Development and Innovation will achieve implementation of its business plan by meeting the following milestones:

     - MILESTONE 1-MARKET SURVEY. Corporate Development and Innovation intends to conduct research into the various potential target markets under its Vitamineralherb.com license, including medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers, to determine its core target audience. The market analysis research will likely consist of a telephone survey to 100-200 potential clients, focusing on three or four of the core target markets, such as chiropractors, health clubs, and alternative medicine practitioners. The survey would likely contain questions which would determine the marketing approach and acceptability of specific products. The survey would take approximately four to six weeks. The cost of the survey is estimated to range from $10,000-$13,500, which would be paid for in part out of the proceeds of this offering.

     - MILESTONE 2:-HIRE SALESPEOPLE. Corporate Development and Innovation will then have to engage salespeople to call on these professionals, who would in turn sell the products to their clients. Corporate Development and Innovation expects that it may hire one or two commissioned salespeople during its first year of operation. The hiring process would include running advertisements in the local newspaper and conducting interviews. It is anticipated that hiring the salespeople may take four to eight weeks. The cost of hiring two salespeople, not including compensation, is estimated at $20,000.


     - MILESTONE 3: ESTABLISH AN OFFICE. Corporate Development and Innovation would then have to establish an office or offices for the sales force in the appropriate market or markets. This would include an office, equipment such as computers and telephones, and sample inventory for the salespeople. It is anticipated that it may take eight to twelve weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, equipment and inventory samples is estimated to be $45,000 per year.

     - MILESTONE 4: DEVELOPMENT OF ADVERTISING CAMPAIGN. The next step would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified in the market survey, and designing and printing sales materials. It is anticipated that it would take approximately six to ten weeks to develop the advertising campaign, although, depending on the availability of resources, Corporate Development and Innovation will attempt to develop its advertising campaign concurrently with establishing an office. The cost of developing the campaign is estimated at approximately $12,000 per year.

     - MILESTONE 5: IMPLEMENTATION OF ADVERTISING CAMPAIGN/SALES CALLS. Implementation of the advertising campaign would begin with mailing the sales materials to the identified list of prospects. Approximately two to four weeks thereafter, the salespeople would begin telephone follow ups and scheduling of sales calls. Although it will be necessary to make sales calls throughout the life of the company, it is estimated that the first round of sales calls will take approximately eight to twelve weeks to complete. The cost of salary and expenses for two salespeople is estimated at $248,000 per year.

     - MILESTONE 6: ACHIEVE REVENUES. It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. Corporate Development and Innovation will not begin receiving orders until its sales force is able to convince potential clients to begin offering such products to their customers, or to convert from an existing supplier. Corporate Development and Innovation hopes that clients would begin placing orders within weeks of a sales call, but it may take several months before people begin to purchase products. Moreover, customers may not be willing to pay for products at the time they order, and may insist on buying on account, which would delay receipt of revenues another month or two. Assuming Corporate Development and Innovation has received all necessary approvals to begin raising funds by May 1, 2002, and assuming an offering period of approximately one month, in a best case scenario Corporate Development and Innovation may receive its first revenues as early as November 1, 2002. However, a more realistic estimate of first revenues would be June 1, 2003 or later.

     As discussed more fully in the Management's Discussion and Analysis-Liquidity and Capital Resources section, the expenses of implementing Corporate Development and Innovation's business plan will likely exceed the funds raised by this offering, and Corporate Development and Innovation will have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Corporate Development and Innovation or at all.


Competition

     The electronic commerce industry is new, rapidly evolving and intensely competitive, and Corporate Development and Innovation expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

     Corporate Development and Innovation's competitors can be divided into several groups including:

     - traditional vitamins, supplements, minerals and alternative health products retailers;

     - the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

     - online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

     - independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

     - mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

     - direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

     Many of Corporate Development and Innovation's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Corporate Development and Innovation has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Corporate Development and Innovation does. Increased competition may result in reduced operating margins and loss of market share.

     Corporate Development and Innovation believes that the principal competitive factors in its market are:

     -  ability  to  attract  and  retain  customers;
     -  breadth  of  product  selection;
     -  product  pricing;
     -  ability  to  customize  products  and  labeling;
     -  quality  and  responsiveness  of  customer  service.

     Corporate Development and Innovation believes that it can compete favorably on these factors. However, Corporate Development and Innovation will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, Corporate Development and Innovation's online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

     Corporate Development and Innovation believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

     - Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

     - Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

     - Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

     As a result of the foregoing limitations, Corporate Development and Innovation believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

     Corporate Development and Innovation hopes to attract and retain consumers through the following key attributes of its business:

     -  Broad  Expandable  Product  Assortment.   Corporate  Development  and
        Innovation's product selection is substantially larger than that offered by store-based retailers.

     - Low Product Prices. Product prices can be kept low due to volume purchases through Corporate Development and Innovation's affiliation with Vitamineralherb.com and other licensees. Product prices will also be lower due to Corporate Development and Innovation's lack of need of inventory and warehouse space. All products are shipped from the supplier's inventory.

     - Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

     - Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.

Regulatory  environment

     The manufacturing, processing, formulating, packaging, labeling and advertising of the products Corporate Development and Innovation sells may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

     The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

     Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

     The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.


     The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on Corporate Development and Innovation's site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of Corporate Development and Innovation's suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with Corporate Development and Innovation's marketing of products and could cause us to incur significant additional expenses.

     In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and Corporate Development and Innovation cannot assure you that all pieces of "third party literature" that may be disseminated in connection with the products Corporate Development and Innovation offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.com's website or the modification of Corporate Development and Innovation's selling methods, interfering with Corporate Development and Innovation continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.


     In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.


     Corporate Development and Innovation cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, Corporate Development and Innovation cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, Corporate Development and Innovation cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to Corporate Development and Innovation's business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.


     Regulation  of  the  internet

     In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in Corporate Development and Innovation's sales.

     A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect Corporate Development and Innovation's opportunity to derive financial benefit from such activities.


Employees

     Corporate Development and Innovation is a development stage company and currently has no employees. Corporate Development and Innovation is currently managed by Edwin Lao, its sole officer and director. Corporate Development and Innovation looks to Mr. Lao for his entrepreneurial skills and talents. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Corporate Development and Innovation may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Corporate Development and Innovation, which would dilute the ownership interest of holders of existing shares of its common stock.


Available  information  and  reports  to  securities  holders


     Corporate Development and Innovation has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Any document Corporate Development and Innovation files may be read and copied at the Commission's Public Reference
Room located at 450 Fifth Street NW, Washington D.C. 20549. For further information with respect to Corporate Development and Innovation and its common stock, see the registration statement and the exhibits and schedules thereto. Corporate Development and Innovation's filings with the Commission are available to the public from the Commission's website at http://www.sec.gov.


     Upon completion of this offering, Corporate Development and Innovation will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

            Management's discussion and analysis or plan of operation

     The following discussion and analysis of Corporate Development and Innovation's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb.com products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Corporate Development and Innovation's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Corporate Development and Innovation described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Corporate Development and Innovation's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.


Results  of  operations


     During  the  period  from January 1, 2001 through December, 2001, Corporate
Development and Innovation has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb.com and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Corporate Development and Innovation during this period.


     For the current fiscal year, Corporate Development and Innovation anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Corporate Development and Innovation anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.


Liquidity  and  capital  resources


     Corporate Development and Innovation remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Corporate Development and Innovation's balance sheet as of December 31, 2001, reflects total assets of $0 in the form of a license and capitalized organizational costs. Legal expenses of $40,000 were paid for by the sole shareholder and expensed to operations. The sole shareholder received 4,000,000 shares of stock for the $40,000 paid in capital. In addition, the sole shareholder received 3,500,000 shares of stock for the contribution of the Vitamineralherb.com license valued at $35,000.

     The specific steps in Corporate Development and Innovation's business plan are to conduct research into the various potential target markets for selling Vitamineralherb.com products under its license in order to determine its core target audience, and then to hire commissioned sales staff, establish an office, develop an advertising campaign, and have the commissioned sales staff call on Corporate Development and Innovation's clients to implement sales.

     As the first step of its business plan, Corporate Development and Innovation plans, during the next six to twelve months, to conduct research into the various potential target markets under its Vitamineralherb.com license including medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers, to determine its core target market. Corporate Development and Innovation then plans to engage one or two commissioned salespeople to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products which are ordered via the internet. Corporate Development and Innovation expects to begin earning revenues shortly after a sales force is in place.

     Based primarily on discussions with the licensor, Corporate Development and Innovation believes that it will need approximately $95,000 during its first operational quarter to achieve a sustainable sales level where ongoing operations can be funded out of revenues. Therefore, if the offering is fully subscribed, Corporate Development and Innovation will need approximately $30,465 in addition to the anticipated net proceeds of this offering. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople, and administrative expenses. In addition, Corporate Development and Innovation will need approximately $260,000 in the event it determines that its market will not pay in advance and it will have to extend credit. These capital needs will exceed the funds raised by this offering, and Corporate Development and Innovation will have to obtain additional financing through an offering or capital contributions by current shareholders.

     Corporate Development and Innovation is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, Corporate Development and Innovation believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts Corporate Development and Innovation may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. Corporate Development and Innovation believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but Corporate Development and Innovation's management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.


     Corporate Development and Innovation will need additional capital to carry out its business plan. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Corporate Development and Innovation or at all. Corporate Development and Innovation has no commitments for capital expenditures. In the process of carrying out its business plan, Corporate Development and Innovation may determine that it cannot raise sufficient capital to support the vitamin distribution business on acceptable terms, or at all. Corporate Development and Innovation's board of directors has a fiduciary duty to act in the best interests of the corporation and its shareholders. The board of directors may decide that it is in the best interests of the corporation and its shareholders to liquidate the business, enter into a new line of business or engage in a business combination with another business.

     If Corporate Development and Innovation either raises additional capital or engages in a business combination transaction that implicitly increases the value of Corporate Development and Innovation, shareholders may not personally recognize the increase in value. For example, if Corporate Development and Innovation raises additional capital in the future at $.03 per share, even if there is a market for Corporate Development and Innovation's stock, it may not support enough volume to permit a shareholder to liquidate shares at a profit. Similarly, a business combination transaction could result in any consideration being paid either to Corporate Development and Innovation or a significant shareholder such as Mr. Lao, and minority shareholders would simply continue to own shares in the resulting business.

                            Description  of  property

     Corporate Development and Innovation currently maintains limited office space, occupied by Edwin Lao, for which it pays no rent. Its address is 4911 Cabot Drive, Richmond, British Columbia Canada V7C 4J5 and its phone number is
(604) 271-0755. Corporate Development and Innovation does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

               Certain  relationships  and  related  transactions

     No director, executive officer or nominee for election as a director of Corporate Development and Innovation, and no owner of five percent or more of Corporate Development and Innovation's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

          Market  for  common  equity  and  related  stockholder  matters

     No established public trading market exists for Corporate Development and Innovation's securities. Corporate Development and Innovation has no common equity subject to outstanding purchase options or warrants. Corporate Development and Innovation has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Corporate Development and Innovation has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Corporate Development and Innovation.


     As of April 1, 2002, there were 7,500,000 shares of common stock outstanding, held by 1 shareholder of record. Upon effectiveness of the registration statement that includes this prospectus, all of the shares registered hereunder will be eligible for sale. The shares currently held by Corporate Development and Innovation's sole shareholder will be subject to Rule 144 of the Securities Act of 1933. Rule 144, in addition to providing an exemption for resales of securities, restricts sales by affiliates to one percent of the issuer's outstanding stock in any given 3 month period.

     To date Corporate Development and Innovation has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Corporate Development and Innovation's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             Executive compensation

     No officer or director has received any remuneration from Corporate Development and Innovation. Although there is no current plan in existence, it is possible that Corporate Development and Innovation will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Corporate Development and Innovation's business plan. Corporate Development and Innovation has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Corporate Development and Innovation has no employment contract or compensatory plan or arrangement with any executive officer of Corporate Development and Innovation. The director currently does not receive any cash compensation from Corporate Development and Innovation for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

Corporate Development and Innovation Inc.
(A Development Stage Company)



                                                                           Index

Independent  Auditor Report                                                F-1

Balance  Sheet                                                             F-2

Statement  of  Operations                                                  F-3

Statement  of  Cash  Flows                                                 F-4

Statement  of  Stockholders Equity                                         F-5

Notes  to  the  Financial  Statements                                      F-6

                                [GRAPHIC OMITTED]

MANNING  ELLIOTT                        |   11th floor, 1050 West Pender Street,
                                        |   Vancouver, BC, Canada V6E 3S7
                                        |   Phone:604.714.3600 Fax:604.714.3669
CHARTERED ACCOUNTANTS                   |   Web: manningelliott.com



                          Independent Auditor's Report
                          ----------------------------

To the Board of Directors and Stockholders of Corporate Development and Innovation Inc.
(A  Development  Stage  Company)

We have audited the accompanying balance sheets of Corporate Development and Innovation Inc. (A Development Stage Company) as of September 30, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for the period from August 17, 2000 (Date of Inception) to September 30, 2001
and the period from August 17, 2000 (Date of Inception) to September 30, 2000 and the year ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Corporate Development and Innovation Inc. (A Development Stage Company), as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the period from August 17, 2000 (Date of Inception) to September 30, 2001 and the period from
August 17, 2000 (Date of Inception) to September 30, 2000 and the year ended September 30, 2001, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  Manning  Elliott


CHARTERED  ACCOUNTANTS

Vancouver,  Canada

February 21, 2002

Corporate Development and Innovation Inc.
(A Development Stage Company)
Balance Sheets
(expressed in U.S. dollars)

                                                                            December 31,    September 30,    September 30,
                                                                                2001            2001             2000
                                                                                 $                $                $
                                                                            (unaudited)       (audited)        (audited)
Assets

License (Note 3)                                                                       -                -                -
===========================================================================================================================

Liabilities and Stockholders' Deficit

Current Liabilities
     Accounts payable                                                                500              500                -
---------------------------------------------------------------------------------------------------------------------------

Stockholders' Deficit

Common Stock, 100,000,000 common shares authorized with a par value
of $0.0001; 7,500,000 common shares issued and outstanding                           750              750              750

Additional Paid in Capital                                                        74,250           74,250           74,250
---------------------------------------------------------------------------------------------------------------------------
                                                                                  75,000           75,000           75,000
---------------------------------------------------------------------------------------------------------------------------

Preferred Stock, 20,000,000 preferred shares authorized with a par value
of $0.0001; none issued                                                                -                -                -
---------------------------------------------------------------------------------------------------------------------------
Deficit Accumulated During the Development Stage                                 (75,500)         (75,500)         (75,000)
---------------------------------------------------------------------------------------------------------------------------
                                                                                    (500)            (500)               -
---------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficit                                            -                -                -
===========================================================================================================================

Contingent Liability (Note 1)
Commitment (Note 3


    (The accompanying notes are an integral part of the financial statements)

Corporate Development and Innovation Inc.
(A Development Stage Company)
Statements of Operations
(expressed  in  U.S.  dollars)

                                             From                                                                   From
                                       August 17, 2000      Three months    Three months        Year          August 17, 2000
                                     (Date of Inception)       ended           ended            ended       (Date of Inception)
                                       to September 30,     December 31,    December 31,    September 30,     to September 30,
                                             2001               2001            2000            2001                2000
                                              $                  $               $                $                  $
                                         (unaudited)        (unaudited)     (unaudited)       (audited)          (audited)

Revenue                                                -                -               -               -                     -
--------------------------------------------------------------------------------------------------------------------------------

Expenses

Legal and organizational                          40,000                -               -               -                40,000
License written-off                               35,000                -               -               -                35,000
Web site maintenance                                 500                -               -             500                     -
--------------------------------------------------------------------------------------------------------------------------------
                                                  75,500                -               -             500                75,000
--------------------------------------------------------------------------------------------------------------------------------

Net Loss                                         (75,500)               -               -            (500)              (75,000)
================================================================================================================================

Loss per share                                     (0.01)               -               -               -                 (0.01)
================================================================================================================================

Weighted Average Shares
Outstanding                                    7,500,000        7,500,000       7,500,000       7,500,000             7,500,000
================================================================================================================================


    (The accompanying notes are an integral part of the financial statements)

Corporate  Development  and  Innovation  Inc.
(A  Development  Stage  Company)
Statements  of  Cash  Flows
(expressed  in  U.S.  dollars)

                                                               From
                                                         August 17, 2000
                                                       (Date of Inception)      Three months         Three months
                                                         to September 30,           ended                ended
                                                               2001           December 31, 2001    December 31, 2000
                                                                $                     $                    $
                                                           (unaudited)           (unaudited)          (unaudited)
Cash Flows to Operating Activities

Net loss                                                           (75,500)                    -                   -

Non-cash items
  Legal and organizational expenses                                 40,000                     -                   -
  License written-off                                               35,000                     -                   -

Adjustment to reconcile net loss to cash
  Increase in accounts payable                                         500                     -                   -
--------------------------------------------------------------------------------------------------------------------

Net Cash Used by Operating Activities                                    -                     -                   -
--------------------------------------------------------------------------------------------------------------------

Change in cash                                                           -                     -                   -

Cash - beginning of period                                               -                     -                   -
--------------------------------------------------------------------------------------------------------------------

Cash - end of period                                                     -                     -                   -
====================================================================================================================

Non-Cash Financing Activities

A total of 4,000,000 shares were issued to the sole
  director at a fair market value of $0.01 per share
  for legal and organizational expenses paid                        40,000                     -                   -

A total of 3,500,000 shares were issued at a fair
  market value of $0.01 per share for the acquisition
  of a License to the sole director (Note 3)                        35,000                     -                   -
--------------------------------------------------------------------------------------------------------------------
                                                                    75,000                     -                   -
====================================================================================================================

Supplemental Disclosures
  Interest paid                                                          -                     -                   -
  Income tax paid                                                        -                     -                   -



                                                                                     From
                                                                               August 17, 2000
                                                                             (Date of Inception)
                                                            Year ended         to September 30,
                                                        September 30, 2001           2000
                                                                $                     $
                                                            (audited)             (audited)
Cash Flows to Operating Activities

Net loss                                                              (500)             (75,000)

Non-cash items

  Legal and organizational expenses                                      -               40,000
  License written-off                                                    -               35,000

Adjustment to reconcile net loss to cash
  Increase in accounts payable                                         500                    -
------------------------------------------------------------------------------------------------

Net Cash Used by Operating Activities                                    -                    -
------------------------------------------------------------------------------------------------

Change in cash                                                           -                    -

Cash - beginning of period                                               -                    -
------------------------------------------------------------------------------------------------

Cash - end of period                                                     -                    -
================================================================================================

Non-Cash Financing Activities

A total of 4,000,000 shares were issued to the sole
  director at a fair market value of $0.01 per share
  for legal and organizational expenses paid                             -               40,000

A total of 3,500,000 shares were issued at a fair
  market value of $0.01 per share for the acquisition
  of a License to the sole director (Note 3)                             -               35,000
------------------------------------------------------------------------------------------------

                                                                         -               75,000
================================================================================================


Supplemental Disclosures
  Interest paid                                                          -                    -
  Income tax paid                                                        -                    -

    (The accompanying notes are an integral part of the financial statements)

Corporate Development and Innovation Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
(expressed  in  U.S.  dollars)

                                                                                                 Deficit
                                                                         Additional            Accumulated
                                                        Common Stock       Paid-in             During  the
                                                      Shares    Amount     Capital     Total      Stage
                                                         #         $          $          $          $

Balance - August 17, 2000 (Date of Inception)

Stock issued for legal and organizational expenses
     at a fair market value of $0.01 per share       4,000,000      400       39,600   40,000           -

Stock issued for the acquisition of a license at a
      fair market value of $0.01 per share           3,500,000      350       34,650   35,000           -

Net loss for the period                                      -        -            -        -     (75,000)
----------------------------------------------------------------------------------------------------------
Balance - September 30, 2000                         7,500,000      750       74,250   75,000     (75,000)

Net loss for the year                                        -        -            -        -           -
----------------------------------------------------------------------------------------------------------
Balance - September 30, 2001                         7,500,000      750       74,250   75,000     (75,000)

Net loss for the period                                      -        -            -        -        (500)
----------------------------------------------------------------------------------------------------------
Balance - December 31, 2001                          7,500,000      750       74,250   75,000     (75,500)
==========================================================================================================


    (The accompanying notes are an integral part of the financial statements)

Corporate  Development  and  Innovation  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
(expressed in U.S. dollars)

1.   Development  Stage  Company

     Corporate Development and Innovation Inc. herein (the "Company") was incorporated in the State of Washington, U.S.A. on August 17, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in Illinois less the counties of Jo Davies, Stevenson, Winnebago, Rock Island, Henry, Will, Kankakee, Iroquois, and Vermillion, in which the grantor of the license offers these products for sale from various suppliers on their Web Site.

     The Company is in the development stage. In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

     The Company will offer 7,000,000 shares at $0.01 per share to raise $70,000 pursuant to an SB-2 Registration Statement filed with the Securities and Exchange Commission.

2.   Summary  of  Significant  Accounting  Policies

     (a)  Year  end

          The  Company's  fiscal  year  end  is  September  30.

     (b)  License

          The cost to acquire the License was capitalized. The carrying value of the License is evaluated in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment. Where an impairment loss has been determined the carrying amount is written-down to fair market value. Fair market value is determined as the amount at which the license could be sold in a current transaction between willing parties. The License has been written-off to operations due to the lack of historical cash flow of the license and lack of a market to resell the license.

     (c)  Cash  and  Cash  Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of the issuance to be cash equivalents.

     (d)  Use  of  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

     (e)  Revenue  Recognition

          The Company will receive from the Grantor of the license, commissions of one-half of all the profit on all sales made through the Grantor's Web Site. The commission revenue will be recognized in the period the sales have occurred. The Company will report the commission revenue on a net basis as the Company is acting as an Agent for the Grantor and does not assume any risks or rewards of the ownership of the products. This policy is prospective in nature as the Company has not yet generated any revenue.

3.   License

     The Company's only asset is a license acquired from Vitamineralherb.com Corp. "The Grantor" to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantor's Web Site. The Company will market and sell via the Internet, these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers in Illinois less the counties of Jo Davies, Stevenson, Winnebago, Rock Island, Henry, Will, Kankakee, Iroquois, and Vermillion. The license was acquired on August 17, 2000 for a term of three years. The license will be automatically renewed unless the Company or the Grantor gives the other notice not to renew. The minimum order quantity is 100 bottles per formulation for standard products and 5,000 units for customer formulas. The Grantor has agreed to provide certain business administrative services to the Company, including product development, store inventory, Web Site creation and maintenance of an order fulfilment system, thereby enabling the Company to focus strictly on marketing and sales. Some services, such as development of the Web Site and the order fulfilment system, will be provided by the Grantor, while others, such as product development and store inventory, will be provided by the product supplier. The Grantor sets the price for products based on the manufacturer's price, plus a mark up which the Grantor and the Company share equally. The Company must pay an annual fee of $500 (paid) for maintenance of the Grantor's Web Site commencing on the anniversary date, being August 17, 2001.

     The Company issued 3,500,000 shares to the sole director with a fair market value of $0.01 per share for total non-cash consideration of $35,000.

     The License has been written-off to operations as at September 30, 2000 due to the lack of historical cash flow and lack of a market to resell the license. However, it is the Company's intention to conduct a survey to determine its core target market from amongst the potential clients under its Vitamineralherb.com license, hire commissioned sales staff, establish an office, advertise, and begin making sales.

                                   Prospectus

                                  [insert date]

                    Corporate Development and Innovation Inc.

                                4911 Cabot Drive,
                   Richmond, British Columbia  Canada  V7C 4J5
                                 (604) 271-0755


                                7,000,000 Shares

                 Part II-Information not required in prospectus

                    Indemnification of directors and officers

     Corporate Development and Innovation's Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Corporate Development and Innovation or a fiduciary of an employee benefit plan, or is or was serving at the request of Corporate Development and Innovation as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify Corporate Development and Innovation's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Corporate Development and Innovation. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The bylaws of Corporate Development and Innovation provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Corporate
Development and Innovation, absent a finding of negligence or misconduct in office. Corporate Development and Innovation's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Corporate Development and Innovation has the power to indemnify such person against liability for any of those acts.


                   Other expenses of issuance and distribution

     The amounts set forth are estimates except for the SEC registration fee:


                                                         AMOUNT TO
                                                          BE PAID
                                                         ----------
  SEC registration fee  . . . . . . . . . . . . . . . .  $       20
  Printing and engraving expenses  .. . . . . . . . . .       4,000
  Attorneys' fees and expenses  . . . . . . . . . . . .      40,000
  Accountants' fees and expenses  . . . . . . . . . . .       1,500
  Transfer agent's and registrar's fees and expenses  .         500
  Miscellaneous . . . . . . . . . . . . . . . . . . . .         965
                                                         ----------
  Total . . . . . . . . . . . . . . . . . . . . . . . .  $   46,985
                                                         ==========

     The  Registrant  will  bear  all  expenses  shown  above.


                     Recent sales of unregistered securities

     Set forth below is information regarding the issuance and sales of Corporate Development and Innovation's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.


     On August 17, 2000, Corporate Development and Innovation issued 7,500,000 shares of common stock to Edwin Lao: 3,500,000 in compensation for the license of Vitamineralherb.com rights valued at $35,000, and 4,000,000 for Mr. Lao's contribution of $40,000 for payment of legal fees. The issuance of the shares was exempt from registration under sections 3(b) and 4(2) and Regulation S of the Securities Act of 1933, as amended, due to Mr. Lao's status as the founder and initial management of Corporate Development and Innovation, and his status as an accredited investor, and the limited number of investors (one), and the offer and sale of the stock outside of the United States.

                                    Exhibits

     The  following  exhibits  are filed as part of this Registration Statement:

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
    3.1*   Articles of Incorporation
    3.2*   Bylaws
    4.1*   Specimen Stock Certificate
    4.2*   Stock Subscription Agreement
    5.1*   Opinion re: legality
   10.1*   License Agreement
   10.2*   Assignment of License Agreement
   23.1    Consent of Independent Auditors
   23.2*   Consent of Counsel (see Exhibit 5.1)

   * Previously Filed

                                  Undertakings

     The  Registrant  hereby  undertakes  that  it  will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     Signatures



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delta, British Columbia, Canada, on March 29, 2002.


                                       Corporate Development and Innovation

                                       By:  /s/  EDWIN LAO
                                          ---------------------------------
                                          EDWIN LAO
                                          PRESIDENT

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

        SIGNATURE                       TITLE                        DATE
        ---------                       -----                        ----


/s/  EDWIN LAO
-----------------------    President, Secretary, Treasurer,    March 29, 2002
   EDWIN LAO               and Director

                                  LIST  OF  EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement:

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
    3.1*   Articles of Incorporation
    3.2*   Bylaws
    4.1*   Specimen Stock Certificate
    4.2*   Stock Subscription Agreement
    5.1*   Opinion re: legality
   10.1*   License Agreement
   10.2*   Assignment of License Agreement
   23.1    Consent of Independent Auditors
   23.2*   Consent of Counsel (see Exhibit 5.1)

   * Previously Filed